Exhibit 3.1

     Industry Canada     Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

BIOMIRA INC.		196757-6

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended		Je certifie que les statuts de la société susmentionnée ont été modifies :

(a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de 1’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

(b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de 1’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

(c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de rarticle 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

(d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization.	☐	d) en vertu de 1’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes.

Director — Directeur		June 10, 1996/le 10 juin 1996 Date of Amendment — Date de modification

FORM 4
CANADA BUSINESS	ARTICLES OF AMENDMENT
CORPORATIONS ACT	(SECTION 27 OR 177)

1. Name of Corporation BIOMIRA INC.	2. Corporation No. 196757-6

3. The Articles of the above-named Corporation are amended as follows:

Pursuant to Section 173(l)(o) of the Canada Business Corporations Act, Item 7 of the Articles of the Corporation is hereby amended by adding thereto as an additional paragraph the following:

“The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third (⅓) of the number of directors elected at the previous annual meeting of shareholders.”

Date	Signature	Description of Office

June 5, 1996	Edward A. Taylor	Vice-President, Finance & Administration

CCA 1387 (02-89) 46	FOR DEPARTMENTAL USE ONLY FILED
[EDMONTON MOBERT 287259.1]

JUN JUIN	12 1996